Exhibit 99(a)(1)(E)

Offer to Purchase
the Maximum Number of Shares at a Purchase Price
Not Greater Than $7.75 Nor Less Than $6.75 Per Share, in Cash,
Having an Aggregate Purchase Price
Not Exceeding $50,000,000

by
PREMIERE GLOBAL SERVICES, INC.

    THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 3, 2010, UNLESS PGI EXTENDS THE TENDER OFFER (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

October 26, 2010

To Our Clients:

     Enclosed for your consideration are the offer to purchase, dated October 26, 2010 (“Offer to Purchase”), and the letter of transmittal (“Letter of Transmittal”) in connection with the offer by Premiere Global Services, Inc., a Georgia corporation (“PGi”), to purchase for cash shares of its common stock, par value $.01 per share (the “Shares”) (or such lesser or greater amount as PGi may elect to purchase, subject to applicable law), at a purchase price to be determined pursuant to tenders at prices specified by the tendering shareholders of not greater than $7.75 nor less than $6.75 per Share, pursuant to the Offer to Purchase and the Letter of Transmittal, which together (as each may be amended and supplemented from time to time) constitute the “Tender Offer,” that will enable PGi to purchase the maximum number of tendered Shares having an aggregate purchase price not exceeding $50,000,000.

     PGi will, upon the terms and subject to the conditions of the Tender Offer, determine a single per Share price, not greater than $7.75 nor less than $6.75 per Share (the “Purchase Price”), that it will pay for Shares properly tendered and not properly withdrawn pursuant to the terms of the Tender Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. PGi will select the lowest Purchase Price that will allow it to purchase the maximum number of Shares properly tendered in the Tender Offer and not properly withdrawn, having an aggregate purchase price not exceeding $50,000,000, at prices not greater than $7.75 nor less than $6.75 per share, under the Tender Offer.

     PGi reserves the right, in its sole discretion, to increase the maximum aggregate purchase price, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), PGi may purchase an additional amount of shares not to exceed 2% of the outstanding shares (approximately 1,208,144 shares as of September 30, 2010) without amending or extending the Offer.

     All Shares properly tendered before the Expiration Time at prices at or below the Purchase Price and not properly withdrawn will be purchased by PGi at the Purchase

Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Tender Offer, including the proration and “odd lot” priority provisions thereof. All Shares tendered at prices in excess of the Purchase Price and all Shares that PGi does not accept for purchase because of proration will be returned at PGi’s expense to the shareholders that tendered such Shares promptly after the Expiration Time.

     We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use the Letter of Transmittal to tender Shares that we hold for your account. The Letter of Transmittal must be completed and executed by us, according to your instructions.

     Please instruct us as to whether you wish us to tender, on the terms and subject to the conditions of the Tender Offer, any or all of the Shares that we hold for your account by completing and signing the Instruction Form enclosed herein.

     Please note carefully the following:

1.

You may tender Shares at prices not greater than $7.75 nor less than $6.75 per Share, in increments of $0.25, as indicated in the enclosed Instruction Form, net to you in cash, less any applicable withholding tax and without interest.

2.

You should consult with your broker and/or your tax advisors as to whether (and if so, in what manner) you should designate the priority in which you want your tendered Shares to be purchased in the event of proration.

3.

The Tender Offer is not conditioned upon any minimum number of Shares being tendered. However, it is subject to the other conditions, as set forth in Section 6 of the Offer to Purchase, which you should read carefully.

4.	The Tender Offer will expire at 5:00 p.m., New York City time, on Friday, December 3, 2010, unless the Tender Offer is extended or withdrawn.

5.	The Tender Offer is for the maximum number of Shares properly tendered in the Tender Offer and not properly withdrawn having an aggregate purchase price not exceeding $50,000,000 (or such lesser or greater number of Shares as PGi may elect to purchase, subject to applicable law), which may be up to 7,407,407 Shares, constituting approximately 12% of the Shares of common stock outstanding as of September 30, 2010.

6.

If you are a tendering shareholder who is a registered shareholder or who tenders your Shares directly to American Stock Transfer & Trust Company, LLC (the “Depositary”), you will not be obligated to pay any brokerage commissions or fees, solicitation fees, or (except as set forth in the Offer to Purchase and Instruction 9 to the Letter of Transmittal) stock transfer taxes on PGi’s purchase of Shares under the Tender Offer.

7.

If you (a) own beneficially or of record an aggregate of fewer than 100 Shares, (b) instruct us to tender on your behalf ALL of the Shares you own at or below the Purchase Price before the Expiration Time and (c) check the box captioned “Odd Lots” in the attached Instruction Form, then PGi, upon the terms and subject to the conditions of the Tender Offer, will accept all of your tendered Shares for purchase regardless of any proration that may be applied to the purchase of other Shares properly tendered but not meeting the above conditions.

8.

Shareholders who wish to tender portions of their Shares at different prices must complete a SEPARATE Instruction Form for each price at which they wish to tender each such portion of their Shares. We must and will submit separate Letters of Transmittal on your behalf for each price you will accept.

9.

The Board of Directors of PGi has approved the Tender Offer. However, none of PGi, its Board of Directors, the Dealer Manager (as specified in the Offer to Purchase), the Information Agent (as specified in the Offer to Purchase) or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares for purchase, or as to the price at which you should choose to tender your Shares. You must make your own decisions as to whether to tender your Shares and, if so, how many Shares to tender and the price at which you should tender such Shares. The directors and executive officers of PGi are entitled to participate in the Tender Offer on the same basis as all other shareholders. However, PGi’s directors and executive officers, other than Boland T. Jones, PGi’s Chairman and Chief Executive Officer, have advised PGi that they will not tender Shares in the Tender Offer. Mr. Jones’ current intention is to tender or sell in the open market sufficient shares to repay his loan from PGi. See Section 6 of the Offer to Purchase.

     If you wish to have us tender any or all of your Shares, please instruct us to that effect by completing, executing, and returning to us the enclosed Instruction Form. A pre-addressed envelope is enclosed for your convenience. If you authorize us to tender your Shares, we will tender all of the Shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.

     Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the Expiration Time of the Tender Offer. The Tender Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, December 3, 2010, unless the Tender Offer is extended or withdrawn.

     As described in the Offer to Purchase, if, at the Expiration Time, the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Time would result in an aggregate purchase price of more than $50,000,000 (or such lesser or greater number of Shares as PGi may elect to purchase subject to applicable law), then PGi will accept Shares for purchase at the Purchase Price in the following order of priority:

1.

First, PGi will purchase all Shares properly tendered at or below the Purchase Price and not properly withdrawn before the Expiration Time by any holder of less than 100 Shares in the aggregate (an “Odd Lot Holder”) who:

	(a)	tenders ALL of the Shares owned beneficially or of record by such Odd Lot Holder at or below the Purchase Price before the Expiration Time (partial tenders will not qualify for this preference); AND

(b)

completes the section captioned “Odd Lots” on the Letter of Transmittal and, if applicable, on the notice of guaranteed delivery, without regard to any proration that would otherwise be applicable to such “odd lot” Shares.

2.

Second, after PGi has purchased all properly tendered (and not validly withdrawn) “odd lot” Shares, PGi will purchase all other Shares properly tendered at or below the Purchase Price before the Expiration Time (and not properly withdrawn) on a pro rata basis if necessary (including Shares held through the Premiere Global Services, Inc. 401(k) Plan or issuable upon the exercise of options), with adjustments to avoid purchases of fractional Shares, all as provided in the Offer to Purchase.

     The Tender Offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all record holders of Shares. The Tender Offer does not constitute an offer to buy or the solicitation of an offer to sell securities in any jurisdiction in which such offer or solicitation would not be in compliance with the laws of the jurisdiction, provided that PGi will comply with the requirements of Exchange Act Rule 13e-4(f)(8). In any jurisdiction where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer shall be deemed to be made on PGi’s behalf by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

     YOUR PROMPT ACTION IS REQUESTED. PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

Instruction Form with Respect to
PREMIERE GLOBAL SERVICES, INC.
Offer to Purchase
the Maximum Number of Shares at a Purchase Price
Not Greater Than $7.75 Nor Less Than $6.75 Per Share, in Cash,
Having an Aggregate Purchase Price
Not Exceeding 50,000,000

     The undersigned acknowledge(s) receipt of your letter in connection with the offer by Premiere Global Services, Inc., a Georgia corporation (“PGi”) to purchase for cash shares of its common stock, par value $.01 per share (the “Shares”) (or such lesser or greater amount as PGi may elect to purchase, subject to applicable law), at a purchase price determined pursuant to tenders at prices specified by the tendering shareholders of not greater than $7.75 nor less than $6.75 per Share, upon the terms and subject to the conditions set forth in this offer to purchase (“Offer to Purchase”) and the letter of transmittal (“Letter of Transmittal” which together with the Tender Offer to Purchase, as they may be amended and supplemented from time to time, constitute the “Tender Offer”), that will enable PGi to purchase the maximum number of tendered Shares having an aggregate purchase price not exceeding $50,000,000.

     The undersigned understands that PGi will, upon the terms and subject to the conditions of the Tender Offer, (i) determine a single per Share price not greater than $7.75 nor less than $6.75 per Share (the “Purchase Price”) and (ii) purchase the Shares properly tendered and not properly withdrawn under the Tender Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. PGi will select the lowest Purchase Price that will allow it to purchase the maximum number of Shares properly tendered in the Tender Offer and not properly withdrawn, having an aggregate purchase price not exceeding $50,000,000 (or such lesser or greater number of Shares as PGi may elect to purchase subject to applicable law), at prices not greater than $7.75 nor less than $6.75 per Share under the Tender Offer. PGi will purchase all Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Tender Offer, including the proration and odd lot priority provisions described in the Offer to Purchase. All other Shares, including Shares tendered at prices in excess of the Purchase Price and Shares that PGi does not accept for purchase because of proration, will be returned at PGi’s expense to the shareholders that tendered such Shares promptly.

     The undersigned hereby instruct(s) you to tender to PGi the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated below, in accordance with the terms and subject to the conditions of the Tender Offer.

     NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

     __________________ SHARES*

*	Unless you indicate otherwise, we will assume that you are instructing us to tender all of the Shares that we hold for your account.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER
OFFER
(See Instruction 5 of the Letter of Transmittal)

☐

The undersigned wants to maximize the chance of having PGi purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by PGi pursuant to the Tender Offer (the “Purchase Price”). This action may increase the chances of the undersigned receiving a price per Share of as low as $6.75.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price is less than the price checked below. A shareholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which the shareholder tenders Shares. You cannot tender the same Shares at more than one price, unless you have previously validly withdrawn those Shares at a different price in accordance with Section 4 of the Offer to Purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐	$6.75	☐	$7.75
☐	$7.00
☐	$7.25
☐	$7.50

You WILL NOT have validly tendered your Shares unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

ODD LOTS
(See Instruction 6 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

☐	By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

In addition, the undersigned is tendering Shares either (check ONE box):

☐

at the Purchase Price, which will be determined by PGi in accordance with the terms of the Tender Offer (persons checking this box should check the first box on the previous page, under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer”); OR

☐	at the price per Share indicated on the previous page under “Price (in Dollars) Per Share at Which Shares Are Being Tendered.”

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE DELIVERY.

— PLEASE SIGN ON THE NEXT PAGE —

SIGNATURE

Please Print
Signatures(s): _______________________________________________________________________________________
Name(s) ___________________________________________________________________________________________
Taxpayer Identification or Social Security Number: ___________________________________________________________
Address(es): _______________________________________________________________________________________
(include zip code) ____________________________________________________________________________________
Area Code & Phone Number(s): _________________________________________________________________________
Date: _____________________________________________________________________________________________